                                                                   EXHIBIT 10-27

                              SIXTH RESTATEMENT OF
                           THE DETROIT EDISON COMPANY
                      MANAGEMENT SUPPLEMENTAL BENEFIT PLAN


         The Detroit Edison Company Management Supplemental Benefit Plan (the "Plan"), established by The Detroit Edison Company (the "Company") effective July 24, 1989, as amended and restated effective January 22, 1990, June 26, 1995, January 1, 1996, October 28, 1996, and October 27, 1997 is hereby amended and restated as of December 2, 1998, by this Sixth Restatement.

PURPOSE
-------

         The Plan is designed to supplement pension benefits for eligible management employees. The Plan has the objective of making the Company's retirement program more competitive within the electric utility industry and general industry, which will facilitate the attraction and retention of management employees.

DEFINITION
----------

         AVERAGE FINAL COMPENSATION. Equals one-fifth of pay during the 260 weeks of Company service that results in the highest average, calculated without regard to any limitation imposed by Section 401(a)(17) of the Internal Revenue Code. In additional to normal pay, lump sum payments in lieu of April base pay increases and Shareholder Value Improvement Plan awards with no restriction on the year paid will be included when calculating the 260 weeks of benefit service which result in the highest average.

         AWARDED SERVICE. Years of service that may be imputed to an otherwise eligible Plan participant by the Organization and Compensation Committee ("Committee") of the Board of Directors, having taken into account the value to the Company of such participant's prior experience.

         COMPANY. The Detroit Edison Company and any Controlled Group Member which has adopted the Plan with the approval of the Chairman of the Board of Directors and the Chairman of the board of directors of the Controlled Group Member. As a condition to participating in the Plan, such Controlled Group Member shall authorize the Chairman of the Board of Directors to act for it in all matters arising under the Plan and shall agree to comply with such other terms and conditions as may be imposed by the Chairman of the Board of Directors. Where the context requires in respect of the liability for the payment of any benefit to an eligible participant or beneficiary thereof, the term "Company" shall mean The Detroit Edison Company or such other Controlled Group Member employing or who employed such employee. Unless otherwise defined herein, all defined terms shall have the same meaning as provided under the Retirement

Plan. All corporate officers and other administrative personnel referred to herein refer to officers and administrative personnel of The Detroit Edison Company.



         COMPANY SERVICE. All years of service with the Company calculated to the nearest month.

         EXECUTIVE POST-EMPLOYMENT INCOME ARRANGEMENT. Individual arrangements that were entered into with certain executives upon initial employment with the Company, specifically excluding, however, any Change-in-Control Severance Arrangement entered into with DTE Energy Company and any offer of employment letter agreement as they may be amended from time to time. The arrangements may provide for additional benefits upon retirement.

         KEY EMPLOYE DEFERRED COMPENSATION PLAN. The Key Employe Deferred Compensation Plan initiated in 1964 which provides a supplemental pension benefit to certain management employees. The Key Employe Deferred Compensation Plan is sponsored by Detroit Edison for eligible employees.

         CERTAIN MANAGEMENT OR HIGHLY-COMPENSATED EMPLOYEES. An employee of a Company, other than The Detroit Edison Company, who is specifically designated by written order of the Committee as a member of management eligible to participate in the Plan, and who is a member of a select group of management or highly-compensated employees of the Company within the meaning of ERISA Section 201(2). An employee's designation as a Certain Management or Highly Compensated Employee shall terminate, however, on the date the Committee by written order terminates such employee's designation for participation in the Plan.

         NORMAL PAY. The employee's salary from the Company for a standard forty-hour work week calculated without regard to any limitation imposed by
Section 401(a)(17) of the Internal Revenue Code including amounts deferred by the employee under the Company's qualified and non-qualified savings plans. It does not include any bonuses, special pay, or premium for overtime work.

         RETIREMENT PLAN. The Employes' Retirement Plan of The Detroit Edison Company ("Detroit Edison"). The Retirement Plan is a defined benefit pension plan sponsored by Detroit Edison for eligible employees.

         RETIREMENT ALLOWANCE FACTOR. The multiplier used in the basic formula of the Retirement Plan.

ELIGIBILITY
-----------

         Eligibility to participate in this Plan is determined no later than the latest to occur of:

         (1)      90 days from the date hereof; or

         (2) 90 days subsequent to an otherwise eligible participant's 55th birthday; or

         (3) In the case of an otherwise eligible participant who does not have at least 10 years of Company service at age 55, 90 days subsequent to the otherwise eligible participant's having 10 years of Company service.

         Participation in the Plan is limited to those management employees who

         (1)(A) Were members of Management Council (pursuant to OR3, Management Groups) November 20, 1998; such employees being named on Exhibit D, or

           (B) Are designated by the Chairman as key managerial employees eligible to participate in the Plan; or

           (C) With respect to management employees of a Company other than The Detroit Edison Company, are Certain Management or Highly Compensated Employees, and

         (3) Are not personally eligible to receive a benefit from the Key Employe Deferred Compensation (KEDC) Plan although a court of competent jurisdiction may have recognized spousal rights; and

         (4) Do not have an effective Executive Post-Employment Income Arrangement; and

         (5) At the time of termination from the Company (or death while actively employed), are at least 55 years of age and have at least 10 years of Company service.

         Employees who are eligible to receive a benefit from KEDC or who have entered into Post-Employment Income Arrangements with the Company may elect to participate in this Plan in accordance with the first paragraph of this section by filing an election to waive any rights to a benefit from KEDC and/or any rights under a Post-Employment Income Arrangement with the Vice President-Human Resources, who will provide an election form upon request, or, in the case of KEDC, will in certain circumstances be deemed to have made such elections as provided in KEDC.

TARGET PERCENTAGE OF AVERAGE FINAL COMPENSATION
-----------------------------------------------

         Payments from the Plan are based upon the calculated target percentage of average final compensation. The target percentage of average final compensation is determined by years of Company service and awarded service, if any, and by the management group in which the participant is a member at the time of termination from the Company (or death while actively employed by the Company) as specified in Exhibit A.

         Participants awarded service under the Plan must certify any retirement income expected or being received from a previous employer. Payments from the Plan to participants with awarded service will be reduced by the non-contributory portion of any retirement income expected or being received from a previous employer.

         Payments from the Plan will be reduced by any KEDC spousal payments required by a court of competent jurisdiction. Payments from the Plan may also be affected by the employee's age at termination (see Early Retirement) and the payment option selected by the employee (see Payment Options).

         Payments from the Plan are not payable until the participant terminates employment with the Company and all Controlled Group Members (by death or otherwise), and references in the following provisions of the Plan to "terminating employment" or "employment termination" or similar provisions shall mean termination of employment with the Company and all Controlled Group Members.

EARLY RETIREMENT
----------------

         The Plan provides for an unreduced target percentage for those terminating employment at age 60 or older. A reduced or adjusted target percentage is provided for those terminating employment (including death) who are at least age 55 but prior to age 60. The early retirement adjustment schedule is as follows:

                   AGE AT                        EARLY RETIREMENT
                TERMINATION                    ADJUSTMENT PERCENTAGE

                     55                                 60%
                     56                                 68%
                     57                                 76%
                     58                                 84%
                     59                                 92%
                     60 or older                        100%

         Age at termination is calculated to the nearest whole month and the early retirement adjustment percentage is determined accordingly.

PAYMENT OPTIONS
---------------

         At the time of employment termination, an eligible employee must elect one of the following payment options: (a) Guaranteed Term Plus Life, (b) Actuarial-Adjusted Life with a 100% Joint and Survivor Benefit and (c) Actuarial-Adjusted Life with a 50% Joint and Survivor

Benefit. In the event that an employee dies during active employment, and at the time of death was eligible for a benefit as provided herein, the payment option is deemed to be Guaranteed Term Plus Life.

GUARANTEED TERM PLUS LIFE
-------------------------

         If the employee elects the Guaranteed Term Plus Life payment option, the employee, at the time of employment termination, must also elect a survivor benefit of either monthly payments or an adjusted lump sum payment. In the event that such an election is not made by the employee, or in the event that the employee dies during active employment and at the time of death was eligible for a Plan benefit as provided herein, the survivor benefit is assumed to be the adjusted lump sum payment.

         The Guaranteed Term Plus Life payment option provides for a minimum of 15 years of payments to the employee or, if the employee lives beyond the 15-year period, the payments continue to be made to the employee for the life of the employee.

         If the employee elects the monthly payment survivor benefit and dies prior to the end of the 15-year period, payments will continue to be made to the employee's beneficiary or estate for the balance of the 15-year period. At the end of this 15-year period, all payments cease and liability of the Company under the Plan is terminated.

         If the employee elects the lump sum payment survivor benefit and dies prior to the end of the 15-year period, an adjusted lump sum payment is made to the employee's designated beneficiary or estate. The adjusted lump sum payment is determined by a standard annuity calculation where the adjusted lump sum is the present worth of the remaining monthly benefits in the 15-year period. The methodology and other relevant factors for determining the amount of the adjusted lump sum payment are provided in Exhibit B. Upon payment of the lump sum payment, all payments cease and liability of the Company under the Plan is terminated.

ACTUARIAL-ADJUSTED LIFE WITH A 100% JOINT AND SURVIVOR BENEFIT
--------------------------------------------------------------

         This option provides for the actuarial equivalent to the benefit payment under the Guaranteed Term Plus Life option. Upon the death of the employee and the designated beneficiary, all payments cease and the liability of the Company under the Plan is terminated. The actuarial equivalent benefit is provided for the life of the employee and upon the death of the employee, 100% of the benefit is provided to the employee's designated beneficiary for the duration of the beneficiary's life. If the employee's designated beneficiary should die prior to the employee, payments continue from the life of the employee and upon the death of the employee all payments cease and liability of the Company under the Plan is terminated. If the employee and designated beneficiary are the same age, the actuarial equivalent benefit equals 97.94% of the Guaranteed Term Plus Life benefit.

         If the beneficiary is younger than the employee, this percentage is reduced by 1.2% for each 12 full months of difference in age. If the beneficiary is older than the employee, this percentage is increased 1.2% for each 12 full months in difference in age up to a maximum of 100%.

ACTUARIAL-ADJUSTED LIFE WITH A 50% JOINT AND SURVIVOR BENEFIT
-------------------------------------------------------------

         This option provides for the actuarial equivalent to the benefit payable under the Guaranteed Term Plus Life option. Upon the death of the employee and the designated beneficiary, all payments cease and the liability of the Company under the Plan is terminated. The actuarial equivalent benefit is provided for the life of the employee and upon the death of the employee, 50% of the benefit is provided to the employee's designated beneficiary for the duration of the beneficiary's life. If the employee's designated beneficiary should die prior to the employee, payments continue for the life of the employee and upon the death of the employee all payments cease and liability of the Company under the Plan is terminated. If the employee and designated beneficiary are the same age, the actuarial equivalent benefit equals 107.72% of the Guaranteed Term Plus Life benefit. If the beneficiary is younger than the employee, this percentage is reduced by 1% for each 12 full months of difference in age. If the beneficiary is older than the employee, there is no adjustment to the percentage. If the employee does not designate a beneficiary, the actuarial equivalent benefit equals 107.72% of the Guaranteed Term Plus Life benefit, and upon the death of the employee all payments cease and the liability of the Company under the Plan is terminated.

PAYMENT CALCULATION
-------------------

         Monthly payments from the Plan are determined as follows:

         STEP 1.           DETERMINE GROSS TARGET AMOUNT

         The gross target amount results from multiplying the target percentage by Average Final Compensation as defined in this Plan (see Exhibit A to determine the target percentage).

         STEP 2.           DETERMINE RETIREMENT PLAN BENEFIT

         The Retirement Plan benefit results from multiplying the retirement allowance factor by average final compensation as defined under the Retirement Plan, calculated for purposes hereof, without regard to any limitations imposed by Section 401(a)(17) or Section 415 of the Internal Revenue Code, by Company service and, if applicable, by the early retirement adjustment percentage required under the Retirement Plan.

         STEP 3.           DETERMINE BASE ANNUAL TARGET BENEFIT AMOUNT

         The base annual target benefit amount results from subtracting the Retirement Plan benefit that would be payable at retirement (without regard to whether the employee elects to defer receipt of the benefit) from the gross target amount.

         STEP 4.           DETERMINE ADJUSTED ANNUAL TARGET BENEFIT AMOUNT

         The adjusted annual target benefit amount results from multiplying the base annual target benefit amount by the early retirement adjustment percentage (see page 5 to determine the early retirement adjustment percentage).

         STEP 5. DETERMINE MONTHLY TARGET BENEFIT AMOUNT UNDER THE GUARANTEED TERM PLUS LIFE PAYMENT OPTION

         The monthly target benefit amount under the Guaranteed Term Plus Life payment option is determined by dividing the adjusted annual target benefit amount by 12.

         STEP 6.           ACTUARIAL-ADJUSTED PAYMENT OPTION

         If an actuarial-adjusted payment option is selected, the actuarial adjustment is applied to the monthly target benefit amount under the Guaranteed Term Plus Life payment option.

         STEP 7.           ADJUSTMENT TO PAYMENT OPTION

         If an employee is not immediately eligible for a benefit under the Retirement Plan, the gross target amount will not be adjusted in Step 3 above. In those cases, the payment option determined in Step 6 above will be adjusted by the actuarial adjusted Retirement Plan benefit when it is paid to the employee.

         The payment determined in Step 6 above for employees with awarded service will be reduced by the non-contributory portion of any retirement income from a previous employer when it is paid to the employee.


         Exhibit C displays examples of the Plan payment calculation procedure.

         In the event an employee receives an assessment of income taxes from the Internal Revenue Service which treats any amount under this Plan as includible in such employee's gross income prior to payment of such amount to such employee, the Company shall pay an amount equal to such income taxes to such employee within 30 days after receipt of written notice from such employee about such assessment. The base annual target benefit amount (Step 3) shall be reduced by an amount equal to such income taxes and Steps 4, 5 and 6 shall be reduced accordingly.

         Each payment under this Plan shall be reduced by any federal, state or local taxes which The Detroit Edison Company determines should be withheld from such payment.

SCHEDULE Of PAYMENTS
--------------------

         Plan payments, if any, are made to the employee or to the designated beneficiary on a monthly basis. The schedule will follow the provisions for payment under the Retirement Plan. The accompanying examples show the effect of Retirement Plan benefits at different times.

BENEFICIARY DESIGNATION
-----------------------

         Each eligible participant may name any beneficiary to whom payments under the Plan are to be paid in case of the employee's death. Each designation will revoke all prior designations by the employee and shall be on a form prescribed by The Detroit Edison Company and will be effective only when filed by the employee with the Treasurer. In the absence of any such designation, payments due shall be paid to the employee's estate.

TAXATION
--------

         The Company makes no representation as to the tax consequences of individual payment options. Plan participants are urged to consult tax advisors of their choice for information and advice.

NON-SECURED PROMISE; AMENDMENTS
-------------------------------

         Eligible participants have the status of general unsecured creditors of the Company. This Plan constitutes a promise by the Company to make benefit payments in the future. The Company intends that this Plan be unfunded for tax purposes and for purposes of Title I of ERISA. The Company intends that this Plan be maintained primarily for a select group of management or highly compensated employees.

         Payments as they become due under the Plan to or in respect of a Company's former employees shall be paid by such Company from its general assets; provided, however, that no provision of the Plan shall preclude a Company from segregating assets which are intended to be a source for payment of benefits under the Plan.

         The Detroit Edison Company reserves the right to amend, modify, or discontinue this Plan at any time; provided, however, that no such amendment, modification, or termination shall adversely affect the rights of participants or beneficiaries who are receiving or are immediately eligible to receive benefits from this Plan at the time of such amendment, modification, or termination, without such person's prior written consent.

         Any Controlled Group Member which has adopted the Plan may as to itself withdraw from the Plan at any time by action of the Chairman of its board of directors. In the event of dissolution, merger, consolidation or reorganization of a Company, the Plan shall terminate as to such Company unless the Plan is continued by a successor thereto (subject to the consent of the Chairman of the Board of Directors).

         Notwithstanding the foregoing provisions of this section, no amendment, modification, termination or withdrawal may be made after the occurrence of a Change in Control, as defined in Addendum I, that shall adversely affect the rights of any person who is receiving or upon termination would thereupon be entitled to receive benefits under the Plan, without such person's prior written consent.

ADMINISTRATION; ARBITRATION
---------------------------

         The Vice President-Human Resources is responsible for the administration of the Plan. The Vice President-Human Resources has the authority to interpret the provisions of the Plan and prescribe any regulations relating to its administration. The decisions of the Vice President-Human Resources with respect thereto made prior to the occurrence of a Change in Control shall be conclusive. The Vice President-Human Resources shall review the Plan from time to time and as part of such review is hereby directed and authorized to amend such Plan to the extent necessary for ease of administration and/or to comply with applicable federal and state laws.

         The Treasurer of the Company shall be responsible for the administration of benefits under the Plan.

         Notwithstanding any provision in this Plan to the contrary, in the event of any dispute, claim or controversy (hereinafter referred to as a "Grievance") between an employee who is eligible to receive benefits under this Plan and the Company with respect to the payment of benefits to such employee under this Plan, the computation of benefits under this Plan, or any of the terms or conditions of this Plan, such Grievance shall be resolved by arbitration. Arbitration shall be the sole exclusive remedy to redress any Grievance. The arbitration decision shall be final and binding, and a judgment on the arbitration award may be entered in any court of competent jurisdiction and enforcement may be had according to its terms. The arbitration shall be conducted by American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association and expenses of the arbitrator(s) and the American Arbitration Association shall be borne by the Company. Neither the Company nor such employee shall be entitled to attorneys' fees, expert witness fees, or other expenses expended in the course of such arbitration or the enforcement of any award rendered thereunder. The place of the arbitration shall be the offices of the American Arbitration Association in the Detroit Metropolitan area, Michigan. The arbitrator(s) shall not have the jurisdiction or authority to change any of the provisions of this Plan by alteration of, addition to, or subtraction from the terms thereof. The arbitrator(s)' sole authority shall be to apply any terms and conditions of this Plan. Since arbitration is the exclusive remedy with respect to any Grievance, no employee eligible to receive benefits under this Plan has the right to resort to any federal court, state court, local court, or administrative agency concerning breaches of any terms and provisions hereunder, and the decision of the arbitrator(s) shall be a complete defense to any suit, action, or proceeding instituted in any federal court, state court, local court, or administrative agency by such employee or the Company with respect to any Grievance which is arbitrable as herein set forth. The arbitration provisions shall, with respect to any Grievance, survive the termination of this Plan.

NON-ALIENABILITY AND NON-TRANSFERABILITY
----------------------------------------

         The right of a participant, participant's spouse or beneficiary to payment of any benefit hereunder shall not be alienated, assigned, transferred, pledged or encumbered and shall not be subject to execution, attachment or similar process. No account shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including but not limited to any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of any employee. Any attempted assignment, pledge, levy or similar process shall be null and void and without effect.

CHANGE-IN-CONTROL BENEFIT FOR CERTAIN PERSONS
---------------------------------------------

         Notwithstanding the foregoing provisions of the Plan, a participant or other employee of a Company who has entered into a Change-in-Control Severance Agreement with DTE Energy Company ("Change-in-Control Severance Agreement") shall receive a benefit as provided in Addendum I to the Plan upon termination of employment in certain circumstances following a Change in Control, as defined in Addendum I. In addition, any participant or beneficiary receiving a benefit under the Plan at the time of the occurrence of a Change in Control, as defined in Addendum I, shall receive payment as provided in Addendum I. If a benefit is payable to a participant or other employee or any beneficiary pursuant to Addendum I, neither the participant nor such employee, or any beneficiary thereof, shall be entitled to any payments or further payments, as the case may be, under the foregoing provisions of the Plan.

                                    EXHIBIT A
                                TARGET PERCENTAGE


                                                                                     TARGET PERCENTAGE
         MANAGEMENT                                                                  OF AVERAGE FINAL                    SERVICE
          GROUP                                                                         COMPENSATION                       INDEX
          -----                                                                         ------------                       -----


1.       Chairman of the Board                                                              60%                              25
         President
         Executive Vice President
         Participants who are Certain Management
         or Highly Compensated Employees designated
         as being in Group 1 by the Committee


2.       Senior Vice President                                                              60%                              30
         Vice President
         Participants who are Certain Management
         or Highly Compensated Employees designated
         as being in Group 2 by the Committee

3.       Detroit Edison employees/participants                                              55%                              35
         other than those included
         in Groups 1 and 2 above and
         Participants who are Certain Management
         or Highly Compensated Employees, other
         than those included in Groups 1 and 2 above,
         designated by the Committee as eligible to
         participate in the Plan


         If the sum of Company service and awarded service is greater than the corresponding service index, the target percentage is increased by 0.5% for each year of service above the index. If the sum of Company service and awarded service is less than the corresponding service index, the target percentage is reduced by 1% for each year of service below the index for employees in Groups 1 and 2 and by 1.5% for each year of service below the index for employees in Group 3.

         Company service is calculated to the nearest whole month. Awarded service is determined by the sole discretion of the Committee. The target percentage is adjusted accordingly if the service index results in fractional years.

                                    EXHIBIT B

         Table for Determining the Adjusted Lump Sum Payment Under the Guaranteed Term Plus Life Payment Option (Per $1,000 of Adjusted Annual Target Benefit Amount)

REMAINING
YEARS OF
GUARANTEED
TERM
PAYMENT
INTEREST RATE

                6%              7%               8%             9%             10%            11%             12%

15           $9,875          $9,271           $8,720          $8,216         $7,755         $7,332          $6,943
14            9,456           8,909            8,406           7,945          7,520          7,128           6,767
13            9,012           8,520            8,067           7,648          7,260          6,901           6,569
12            8,540           8,103            7,699           7,323          6,973          6,648           6,345
11            8,038           7,656            7,300           6,967          6,656          6,365           6,093
10            7,506           7,177            6,868           6,578          6,306          6,050           5,808
9             6,941           6,663            6,401           6,153          5,919          5,698           5,488
8             6,341           6,112            5,895           5,688          5,492          5,305           5,127
7             5,704           5,521            5,347           5,179          5,020          4,867           4,721
6             5,028           4,888            4,753           4,623          4,498          4,378           4,263
5             4,310           4,208            4,110           4,014          3,922          3,833           3,746
4             3,548           3,480            3,413           3,349          3,286          3,224           3,164
3             2,739           2,699            2,659           2,621          2,583          2,545           2,509
2             1,880           1,861            1,843           1,824          1,806          1,788           1,770
1               968             963              958             953            948            943             938
0                 0               0                0               0              0              0               0


NOTES:

         (1) Interest rate is determined by the current prime interest rate of the NBD Bank less 2%.

         (2) Apply linear interpolation for partial years remaining in guaranteed term period and adjustments for fractional interest rates.

         (3) Exhibit B shows the information to perform a standard annuity due calculation. It is the present worth of a stream of monthly payments of $1,000/12 per month made at the end of the month and continuing for the number of months remaining.

         The formula is:

                  Adjusted Lump Sum = Pmt x (1 -(1 + i) -n)/i

         Where i is the NBD Bank Prime rate less 2% divided by 12 and n is the number of months remaining. Pmt is $1,000/12 or $83.33.

                                    EXHIBIT C

                                    EXAMPLE 1

ASSUMPTIONS:

         Date of Termination:                                          January 31, 1998
         Age at Termination:                                           65 Years, 0 Months
         Position:                                                     Vice President
         MSBP Average Final Compensation:                              $216,000
         Retirement Plan Average Final Compensation:                   $180,000
         Company Service:                                              25 Years, 0 Months
         Retirement Allowance Factor:                                  .014
         Payment Option:                                               Guaranteed Term Plus Life
                                                                       (Survivor benefit - monthly
                                                                       payments)


                   (GIVEN THE ABOVE, THE TARGET PERCENTAGE IS 55%)

                   Step 1:          55% x $216,000 = $118,800

                   Step 2:          .014 x $180,000 x 25 = $63,000

                   Step 3:          $118,800 - $63,000 = $55,800

                   Step 4:          $55,800 x 100% = $55,800

                   Step 5:          $55,800/12 = $4,650

         Monthly payments of $4,650 will be made for 15 years, or for the life of the employee if greater than 15 years.

                                   EXAMPLE 1A

         Assumptions listed for Example 1 apply with the exception of the following:

                  Payment Option:           Guaranteed Term Plus Life
                                            (Survivor benefit - lump sum payment)

                  NBD Bank                  9%
                  Prime Interest Rate:

                  Date of Employee's Death: January 31, 2003

         Monthly payments of $4,650 are made for the life of the employee (see Example 1). Upon the death of the employee (January 31, 2003), a lump sum payment of $400,476.60 is made to the beneficiary (see Exhibit B).


                                    EXAMPLE 2


ASSUMPTIONS:

         Date of Termination:                                          January 31, 1998
         Age at Termination:                                           58 Years, 6 Months
         Position:                                                     Vice President
         MSBP Average Final Compensation:                              $216,000
         Retirement Plan Average Final Compensation:                   $180,000
         Company Service:                                              25 Years, 6 Months
         Retirement Allowance Factor:                                  .014
         Payment Option:                                               Guaranteed Term Plus Life
                                                                       (Survivor benefit-monthly
                                                                       payments)

                           (GIVEN THE ABOVE, THE TARGET PERCENTAGE IS 55.5%)

                           Step 1:          .555 x $216,000 = $119,880

                           Step 2:          .014 x $180,000 x 25.5 x .91 = $58,477

                           Step 3:          $119,880 - $58,477 = $61,403

                           Step 4:          $61,403 x .88 = $54,035

                           Step 5:          $54,035/12 = $4,503

         Monthly payments of $4,503 will be made for 15 years, or for the life of the employee if greater than 15 years.

                                   EXAMPLE 2A


         Assumptions listed for Example 2 apply with the exception of the following:

                  Payment Option:           Actuarial-Adjusted Life with a
                                            100% Joint and Survivor Benefit

                  Employee/Beneficiary      Beneficiary is two years younger
                  Age Difference:           than the employee

                  Step 1 - Step 5:          Same as Example 2. The monthly
                                            benefit under the Guaranteed
                                            Term Plus Life option is $4,503

                  Step 6:                   $4,503 x .9554 = $4,302

         Monthly payments of $4,302 are made for the life of the employee. Upon the death of the employee, monthly payments of $4,302 are made for the life of the designated beneficiary. Upon the death of the designated beneficiary, all payments cease.


                                   EXAMPLE 2B


         Assumptions listed for Example 2A apply with the exception of the following:

         Payment Option:                    Actuarial-Adjusted Life with a 50%
                                            Joint and Survivor Benefit

         Step 1 - Step 5:                   Same as Example 2. The monthly
                                            benefit under the Guaranteed
                                            Term Plus Life option is $4,503

         Step 6:                            $4,503 x 1.0572 = $4,760

         Monthly payments of $4,760 are made for the life of the employee. Upon the death of the employee, monthly payments of $2,380($4,760 x 50%) are made for the life of the designated beneficiary. Upon the death of the designated beneficiary, all payments cease.

                                    EXAMPLE 3

Assumptions:

         Date of Termination:                                          January 31, 1998
         Age at Termination:                                           60 Years, 0 Months
         Position:                                                     Vice President
         MSBP Average Final Compensation:                              $216,000
         Retirement Plan Average Final Compensation:                   $180,000
         Company Service:                                              14 Years, 0 Months
         Awarded Service:                                              10 Years, 0 Months
         Retirement Allowance Factor:                                  .014
         Employee/Beneficiary Age Difference:                          Beneficiary is two years younger
                                                                       than the employee
         Payment Option:                                               Actuarial-Adjusted Life with a
                                                                       100% Joint and Survivor Benefit
         Monthly Pension from Previous Employer
         at age 65:                                                    $2,000

                           (GIVEN THE ABOVE, THE TARGET PERCENTAGE IS 54%)

                           Step 1:          54% x $216,000 = $116,640

                           Step 2:          $0 (Employee is ineligible for an immediate benefit
                                            under the Retirement Plan)

                           Step 3:          $116,640 - $0 = $116,640

                           Step 4:          $116,640 x 100% = $116,640

                           Step 5:          $116,640/12 = $9,720

                           Step 6:          $9,720 x .9554 = $9,286

       Monthly payments of $9,286 will be made until a benefit is payable (age 65 in Example 3) under the Retirement Plan and from the previous employer. At that time the benefit payable under the MSBP will be offset by an amount equivalent to the benefit paid under the Retirement Plan (Step 7 - Option II assumed) and the benefit paid by the previous employer .


                  Step 7:           Monthly Retirement Plan Benefit:
                                    .014 x $180,000 x 14 x .88 = $31,046/12 = $2,587

                                    Reductions to MSBP Benefit:
                                    Retirement Plan $9,286 - $2,587  = $6,699
                                    Previous Employer $6,699 - $2,000  = $4,699


         Monthly payments of $4,699 are made for the life of the employee. Upon the death of the employee, monthly payments of $4,699 are made for the life of the designated beneficiary. Upon the death of the designated beneficiary, all payments cease.

                                    EXHIBIT D




     Active:
     Gerard M Anderson                         Leslie L Loomans
     Joseph P Arresto                          Barry Markowitz
     Susan M Beale                             Ronnie A May
     Donald J Brett                            David E Meador
     Daniel G Brudzynski                       S. Snick Meyers
     Robert J Buckler                          Sandra J Miller
     Michael E Champley                        Steven M Nagy
     Frederic E Champnella II                  Christopher C Nern
     Paul A Childs                             William T O'Connor Jr
     James F Connelly                          Evan J O'Neil
     Anthony F Earley Jr                       David L Peterson
     Katherine E Fellows                       A R Pierce Jr
     Paul  Fessler                             Peter J Pintar
     Larry G Garberding                        Michael C Porter
     Lonnie E Gillum                           Jean M Redfield
     Douglas R Gipson                          Thomas M Roberts
     Paul R Gurizzian                          William R Roller
     Lynne E Halpin                            J J Roosen
     T M Holton                                Albert J Tack
     Robert J Horn                             S M Taylor
     Thomas A Hughes                           Richard C Viinikainen
     Melinda A Jones                           Morley A Wassermann
     Ronald L Klinect                          Joseph L Welch
     Gary E Lapplander                         John M Wisniewski
     Robert S Lenart                           Alan J Yonkman
     John E Lobbia


     Retired:
     Norman Barthlow                           Willard Holland
     Leon Cohan                                Walter McCarthy
     Malcolm Dade                              Robert McKeon
     Ronald Gresens                            James O'Hara
     Ernest Grove                              Richard Thomas
                                               Saul Waldman

                                   ADDENDUM I

                           CHANGE-IN-CONTROL BENEFITS

                  A change in control ("Change in Control") for purposes of the Plan and this Addendum I shall have occurred if at any time on or after October 1, 1997 any of the following events shall occur:

         (1) DTE Energy Company ("DTE") is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 55% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors (the "Voting Stock") of DTE immediately prior to such transaction;

         (2) DTE sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer, less 55% of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate (directly or through ownership of Voting Stock of DTE or a Subsidiary (as hereinafter defined)) by the holders of Voting Stock of DTE immediately prior to such sale or transfer;

         (3) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
                  Act) of securities representing 20% or more of the combined voting power of the then-outstanding Voting Stock of DTE;

         (4) DTE files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of DTE will occur in the future pursuant to a then-existing contract or transaction which when consummated would be a Change in Control determined without regard to this paragraph 4;

         (5) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of DTE cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this paragraph (5) each director who is first elected, or first nominated for election, by DTE's stockholders, by a vote of at least two-thirds of the directors of DTE (or a committee thereof) then still in office who were directors of DTE at the beginning of any such period will be deemed to have been a director of DTE at the beginning of such period; or

         (6) The approval of the shareholders of DTE of a complete liquidation or dissolution of DTE.

                  Notwithstanding the foregoing provisions of paragraph (3) or
                  (4) above, unless otherwise determined in a specific case by majority vote of the Board of Directors of DTE, a "Change in Control" shall not be deemed to have occurred for purposes of paragraph (3) or (4) solely because (i) DTE, (ii) an entity in which DTE directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock (a "Subsidiary"), or (iii) any DTE-sponsored employee stock ownership plan or any other employee benefit plan of DTE or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or
                  Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise or because DTE reports that a Change in Control of DTE has occurred or will occur in the future by reason of such beneficial ownership.

                  In the event a Change in Control (as determined without regard to paragraph (4) above) occurs, any participant or former employee, or beneficiary thereof, who as of the date of the occurrence of the Change in Control is receiving benefits under the Plan shall be paid in cash in a lump sum an amount equal to the actuarial equivalent present value of the remaining benefits, determined as of the date of payment, that are payable to or in respect of such person under the Plan (including survivor benefits, if applicable).

                  In the event a Change in Control occurs, any participant or employee of a Company who has entered into a Change-in-Control Severance Agreement and whose employment is terminated after the occurrence of the Change in Control in circumstances entitling the individual to severance compensation under Section 4 of the Change-in-Control Severance Agreement shall be entitled to a cash lump sum payment under the Plan if (i) the participant or employee is at least age 47 and 7 months (after the application of the additional age credit as provided in paragraph (2) below) and (ii) the participant or employee otherwise meets the requirements for participation in the Plan set forth under "Eligibility" (except that the participant or employee need not be at least age 55 and have at least 10 years of Company service and for purposes of clause (1) under the second paragraph under "Eligibility" the participant or employee need only have been a member of Management Council or, if applicable, be a Certain Management or Highly Compensated Employee immediately prior to the occurrence of the Change in Control or at any time thereafter). The amount of such payment shall be equal to the actuarial equivalent present value of the benefit, if any, that would otherwise be payable to the participant or employee under the Plan under the Guaranteed Term Plus Life payment option determined as otherwise provided in the Plan but with the following modifications:

                  (1) Awarded service and the management group in which the participant or employee is a member shall be determined immediately prior to the time of termination, or the time of the occurrence of the Change in Control, if greater.

                  (2) The Plan benefit shall be determined by assuming the participant has two additional years each of age and Company service for purposes of the Plan, as provided in Section 4(a)(ii) of the Change-in-Control Severance Agreement.

                  (3) If the participant or employee is not eligible for immediate payment of a benefit under the Retirement Plan, the Plan benefit to which the participant or employee is entitled shall be determined without regard to Step 2 under "Payment Calculation", but instead the lump sum payable under this Addendum I shall be reduced by the actuarial equivalent of the Retirement Plan benefit as provided in paragraph (6) below.

                  (4) If the participant or employee is under age 55 (after the application of paragraph (2) above), the applicable early retirement adjustment percentage shall be determined as follows:

                             AGE AT                EARLY RETIREMENT
                           TERMINATION          ADJUSTMENT PERCENTAGE

                               55                       60%
                               54                       52%
                               53                       44%
                               52                       36%
                               51                       28%
                               50                       20%
                               49                       12%
                               48                        4%
                               47.5                      0%

                  (5) If the participant or employee has received awarded service under the Plan, the lump sum payable shall be reduced by the actuarial equivalent of the non-contributory portion of the retirement income expected or being received from the participant's or employee's previous employer.

                  (6) If a participant or employee is not eligible for immediate payment of a benefit under the Retirement Plan, the lump sum payable shall be reduced by the actuarial equivalent of the benefit to which the employee is entitled at age 65 under the Retirement Plan as determined without regard to any limitation imposed by Section 401(a)(17) or Section 415 of the Internal Revenue Code.

                  Upon the foregoing payment, no further benefits shall be payable under the Plan to such participant or employee or beneficiary thereof. Payments under this Addendum I shall be made within 30 days after the date on which the Change in Control occurs or, if later, the date the participant or employee terminates employment.

                  For purposes of this Addendum I, the interest/discount rate and mortality table used to determine actuarial equivalence shall be as follows:

                  (1) Interest/discount Rate - an annual rate equal to the Fed's Fund Rate (as of the first business day of the calendar month in which the Change in Control or termination, if later, occurs) plus 1%, but in no event shall the interest/discount rate exceed 8% or be less than 5%.

                  (2) Mortality Table - the unisex version of the mortality table used for funding purposes of the most recent actuarial valuation for the Plan issued prior to the date of the Change in Control as defined in the DTE Change-in-Control Severance Agreements.